UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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First Citizens Bancorporation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Citizens Bancorporation, Inc.

1225 Lady Street

Columbia, South Carolina 29201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of First Citizens Bancorporation, Inc. will be held at 2:00 p.m. on Thursday, April 22, 2004, in the first floor lobby of the First Citizens Executive Office Building located at 1225 Lady Street, Columbia, South Carolina.

The purposes of the meeting are:

(1)	Election of Directors: To elect 20 directors for one-year terms; and

(2)	Other Business: To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the accompanying envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about March 22, 2004.

By Order of the Board of Directors

Charles D. Cook

Corporate Secretary

First Citizens Bancorporation, Inc.

1225 Lady Street

Columbia, South Carolina 29201

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated March 22, 2004, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2004 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held in the first floor lobby of the First Citizens Executive Office Building located at 1225 Lady Street, Columbia, South Carolina, at 2:00 p.m. on Thursday, April 22, 2004.

In this Proxy Statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to First Citizens Bancorporation, Inc. “FCBank,” “Exchange Bank,” and “Citizens Bank” refer to our bank subsidiaries, First Citizens Bank and Trust Company, Inc., The Exchange Bank of South Carolina, Inc. and Citizens Bank, and the “Banks” refers to those subsidiaries collectively.

Solicitation and Voting of Proxies

A form of “appointment of proxy” is included with this Proxy Statement that provides for you to name Jim B. Apple, Peter M. Bristow, and Charles D. Cook to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope so that your shares will be represented at the meeting.

If you sign an appointment of proxy and return it to us before the Annual Meeting, the shares of our voting securities that you hold of record will be voted by the Proxies according to your instructions. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the 20 nominees for director named in Proposal 1 below. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, the Proxies will be authorized to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including adjournments.

Revocation of Appointment of Proxy

If you sign and return an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting either by filing with our Secretary a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Expenses and Methods of Solicitation

We will pay all costs of our solicitation of appointments of proxy for the Annual Meeting, including the costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, the Banks’ and our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Record Date

The close of business on March 3, 2004, is the “Record Date” for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our voting securities on that date in order to be eligible to vote at the meeting.

Voting Securities

On the Record Date, our voting securities consisted of (1) 867,801 outstanding shares of common stock (“Common Stock”), (2) 49,771 outstanding shares of $50 par value preferred stock (“$50 Par Preferred,” which includes 6,596 shares of Series A, 11,810 shares of Series B, and 31,365 shares of Series F, preferred stock), (3) 5,838 outstanding shares of $20 par value Series C preferred stock (“$20 Par Preferred”), and (4) 8,113 outstanding shares of no par value Series G preferred stock (“No Par Preferred”). Under South Carolina law, our Common Stock, $50 Par Preferred, $20 Par Preferred and No Par Preferred are considered to be separate classes of stock. However, unless class voting is required by law, each outstanding share of our voting securities is entitled to one vote, without distinction as to class or series, on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. Class voting rights will not apply in the election of directors at the Annual Meeting.

Voting Procedures; Votes Required for Approval

Our directors are elected by a plurality of the votes cast in elections. So, in the election of directors at the Annual Meeting, the 20 nominees receiving the highest numbers of votes will be elected. Abstentions and broker non-votes will have no effect in the voting for directors.

In the election of directors, shareholders may cumulate their votes by multiplying the number of shares they are entitled to vote by the number of directors to be elected and then casting that total number of votes for any one nominee or distributing the total number among two or more nominees. A shareholder who intends to cumulate his votes must either (1) give written notice of that intention, not less than 48 hours before the time fixed for the Annual Meeting, to one of our officers (who must announce that intention in the Annual Meeting), or (2) announce that intention in the Annual Meeting before the voting for directors begins. Upon the announcement that any shareholder intends to vote cumulatively, all shareholders will be entitled to cumulate their votes. The form of appointment of proxy that accompanies this Proxy Statement authorizes the Proxies, at their discretion, to distribute the votes they may cast equally or unequally among the nominees named in Proposal 1 (or their substitutes) and in a manner which would tend to elect the greatest number of those nominees as the number of votes entitled to be cast by the Proxies would permit.

Beneficial Ownership of Securities

Principal Shareholders.    The following table describes the beneficial ownership of our voting securities on the Record Date by persons known by us to own, beneficially or of record, 5% or more of a class of our voting securities.

Title of class	Name and address beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)
Common Stock	Hope Holding Connell Raleigh, NC	56,014	(3)	6.45%	6.01%
	Frank B. Holding Smithfield, NC	358,635	(4)	41.33%	38.50%
	Lewis R. Holding Lyford Cay, Bahamas	191,269	(5)	22.04%	20.53%
	North State Trustees Charlotte, NC	53,886	(6)	6.21%	5.78%
$50 Par Preferred	Pearl S. Arant Pageland, SC	3,504		7.04%	.38%
	Frank B. Holding Smithfield, NC	3,556	(4)	7.14%	.38%
	Scott W. Wells Columbia, SC	3,540		7.11%	.38%

Title of class	Name and address beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)
$20 Par Preferred	Carson Holding Brice Raleigh, NC	447	(7)	7.66%	.05%
	Olivia B. Holding Raleigh, NC	427	(7)	7.31%	.05%
	Hope Holding Connell Raleigh, NC	427	(3)	7.31%	.05%
	Frank B. Holding, Jr. Raleigh, NC	494	(8)	8.46%	.05%
	Claire Holding Bristow Columbia, SC	448	(7)	7.67%	.05%
	Carolina Bonded Storage Co. Columbia, SC	462		7.91%	.05%
	William B. Jennings Cayce, SC	311		5.33%	.03%
	Frank B. Holding Smithfield, NC	2,268	(4)	38.85%	.24%
	Scott W. Wells Columbia, SC	583		9.99%	.06%
No Par Preferred	Peter M. Bristow Columbia, SC	1,257	(9)	15.49%	.13%
	Frank B. Holding Smithfield, NC	6,107	(4)	75.27%	.65%
	John H. Connell Raleigh, NC	850	(7)	10.48%	.09%
	Olivia B. Holding Raleigh, NC	3,400	(10)	41.91%	.36%

(1)	Except as otherwise noted, and to the best of our knowledge, each named individual exercises sole voting and investment power with respect to all listed shares.
(2)	“Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. “Percentage of total votes” reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.
(3)	Includes an aggregate of 4,614 shares of Common Stock held by Ms. Connell’s spouse or by them as custodian for their children and with respect to which shares she disclaims beneficial ownership, and 35,000 shares held by a corporation which she may be deemed to control and with respect to which shares she may be deemed to exercise shared voting and investment power. Of the listed shares, 21,014 shares of Common Stock and 427 shares of $20 Par Preferred are included in the shares shown as beneficially owned by Mr. F. Holding, and 35,000 shares of Common Stock also are included in the shares shown as beneficially owned by Mr. L. Holding.
(4)	Includes an aggregate of 56,125 shares of Common Stock held by certain corporations and other entities which Mr. F. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and an aggregate of 151,427 shares of Common Stock, 3,556 shares of $50 Par Preferred, 2,268 shares of $20 Par Preferred and 6,107 shares of No Par Preferred held by or in trust for Mr. Holding’s spouse, adult children and their spouses, and with respect to which shares he disclaims beneficial ownership. The listed shares, include shares that also are shown as beneficially owned by other individuals in the table as follows: 21,014 shares of Common Stock and 427 shares of $20 Par Preferred also shown as beneficially owned by Ms. Connell, 46,980 shares of Common Stock also shown as beneficially owned by Mr. L. Holding; 1,257 shares of No Par Preferred also shown as beneficially owned by Mr. Bristow; 447 share of $20 Par Preferred also shown as beneficially owned by Ms. Brice; 494 shares of $20 Par Preferred also shown as beneficially owned by Mr. F. Holding, Jr.; 3,400 shares of No Par Preferred also shown as beneficially owned by Ms. O. Holding; 448 shares of Par Preferred also shown as beneficially owned by Ms. Bristow; and 850 shares of No Par Preferred also shown as beneficially owned by Mr. Connell.
(5)

Includes 81,980 shares of Common Stock held by certain corporations and other entities which Mr. L. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and an aggregate of 11,286 shares of Common Stock held by or in trust for Mr. Holding’s spouse and adult daughter and with respect to which shares he disclaims beneficial ownership. Of the listed shares, 35,000 shares of Common Stock also are included in the shares shown as beneficially owned by Ms. Connell, 46,980 shares also are included in the shares shown as beneficially owned by Mr. F. Holding, and 2,341 shares also are included in the shares shown as beneficially owned by North State Trustees.

(6)	Consists of shares held by two irrevocable grantor trusts (the “1976 Trust” and the “1990 Trust”) with respect to which Carmen Holding Ames currently is the sole beneficiary. Ms. Ames has sole power to direct the voting, and shared power (with the six trustees) to direct the disposition, of the 2,341 shares held by the 1976 Trust. The written agreement pertaining to the 1990 Trust provides that, in connection with their voting of the 51,545 shares held by that trust, the trustees will consult with the then current beneficiaries who are at least 40 years of age, but that the trustees will not be bound by the voting preference of any such beneficiary.
(7)	All listed shares are also shown as beneficially owned by Mr. F. Holding.
(8)	Includes 50 shares of $20 Par Preferred held by Mr. F. Holding, Jr. as custodian for his children and with respect to which shares he disclaims beneficial ownership. All listed shares also are included in the shares shown as beneficially owned by Mr. F. Holding.
(9)	Includes 200 shares of No Par Preferred held by Mr. Bristow’s spouse and with respect to which shares he disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Mr. F. Holding.
(10)	Includes 3,200 shares of No Par Preferred held by Ms. Holding as trustee and with respect to which shares she disclaims beneficial ownership. All listed shares also are included in the shares shown as beneficially owned by Mr. F. Holding.

Management.    The following table reflects the beneficial ownership of all classes of our equity securities on the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by all of our current directors and executive officers as a group.

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)
Common Stock	Carmen Holding Ames	2,441	(3)	.28%	.26%
	Jim B. Apple	8,583	(4)	.99%	.92%
	Richard W. Blackmon	110.01%			.01%
	Peter M. Bristow	23,221	(5)	2.68%	2.49%
	George H. Broadrick	118.01%			.01%
	Walter C. Cottingham DVM	1,435	(6)	.17%	.15%
	David E. Dukes	200.02%			.02%
	M. Craig Garner, Jr.	5		*	*
	William E. Hancock III	3,820	(7)	.44%	.41%
	Robert B. Haynes	26,487	(8)	3.05%	2.84%
	Wycliffe E. Haynes	26,592	(9)	3.06%	2.85%
	Lewis M. Henderson	5		*	*
	Frank B. Holding	358,635	(10)	41.33%	38.50%
	William A. Loadholdt	-0-		—	—
	Kevin B. Marsh	2		*	*
	Charles S. McLaurin III	114.01%			.01%
	N. Welch Morrisette, Jr.	118.01%			.01%
	Craig L. Nix	-0-		—	—
	E. Perry Palmer	800.09%			.09%
	William E. Sellars	26,547	(11)	3.06%	2.85%
	Henry F. Sherrill	2,096.24%			.23%
	All directors and executive officers as a group (30 persons)	397,396		45.79%	42.66%

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)
$50 Par Preferred	Peter M. Bristow	637	(5)	1.28%	.07%
	Frank B. Holding	3,556	(10)	7.14%	.38%
	Dan H. Jordan	367.74%			.04%
	All directors and executive officers as a group (30 persons)	4,048		8.13%	.43%
$20 Par Preferred	Peter M. Bristow	448	(5)	7.67%	.05%
	Frank B. Holding	2,268	(10)	38.85%	.24%
	All directors and executive officers as a group (30 persons)	2,268		38.85%	.24%
No Par Preferred	Peter M. Bristow	1,257	(5)	15.49%	.13%
	Frank B. Holding	6,107	(10)	75.27%	.66%
	All directors and executive officers as a group (30 persons)	6,107		75.27%	.66%
Non-Voting Common (12)	Frank B. Holding	18,806	(10)	51.65%	—
	All directors and executive officers as a group (30 persons)	18,806		51.65%	—
Non-Voting Preferred (12)	Peter M. Bristow	254	(5)	51.00%	—
	Frank B. Holding	378	(10)	75.90%	—
	All directors and executive officers as a group (30 persons)	378		75.90%	—

(1)	Except as otherwise noted, and to the best of our knowledge, each individual named and included in the group exercises sole voting and investment power with respect to all listed shares.
(2)	“Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. “Percentage of total votes” reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of our voting securities. An asterisk indicates less than .01%.
(3)	Consists of shares held by an irrevocable grantor trust (the “1976 Trust”) with respect to which Carmen Holding Ames currently is the sole beneficiary. Ms. Ames has sole power to direct the voting, and shared power (with six trustees) to direct the disposition, of the 2,341 shares held by the 1976 Trust.
(4)	Includes 8,076 shares held by our Pension Plan and with respect to which shares Mr. Apple may be deemed to exercise shared voting and investment power. These shares also are shown as beneficially owned by Mr. F. Holding.
(5)	Includes an aggregate of 4,251 shares of Common Stock, 383 shares of $50 Par Preferred, 448 shares of $20 Par Preferred, 200 shares of No Par Preferred and 104 shares of Non-Voting Preferred held by, or in trust for the benefit of, Mr. Bristow’s spouse, and with respect to which shares he disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Mr. F. Holding.
(6)	Includes 12 shares held by Dr. Cottingham jointly with his spouse and with respect to which shares he may be deemed to exercise shared voting and investment power.
(7)	Includes an aggregate of 2,836 shares held by two entities which Mr. Hancock may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power.
(8)	Includes 26,347 shares held by an entity that Mr. R. Haynes may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power. These shares also are shown as beneficially owned by Mr. W. Haynes and Mr. Sellars.
(9)	Includes 26,347 shares held by an entity that Mr. W. Haynes may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power. These shares also are shown as beneficially owned by Mr. R. Haynes and Mr. Sellars. Also includes 109 shares held by Mr. W. Haynes’ spouse and with respect to which shares he disclaims beneficial ownership.
(10)

Includes an aggregate of 48,049 shares of Common Stock and 18,806 shares of Non-Voting Common held by certain corporations and other entities which Mr. F. Holding may be deemed to control, and 8,076 shares of Common Stock held by our Pension Plan, and with respect to which shares he may be deemed to exercise shared voting and investment power, and an aggregate of 151,427 shares of Common Stock, 3,556 shares of $50 Par Preferred, 2,268 shares of $20 Par Preferred, 6,107 shares of No Par Preferred, and 378 shares of Non-Voting Preferred held by or in trust for Mr. Holding’s spouse, adult children and their spouses, and with respect to which shares he disclaims beneficial ownership. Of the listed shares, 23,221 shares of Common Stock, 637 shares of $50 Par Preferred, 448 shares of $20 Par Preferred, 1,257 shares of No Par Preferred, and 254 shares of Non-Voting Preferred also are included in the shares shown as beneficially owned by Mr. Bristow, and 8,076 shares of Common Stock also are shown as beneficially owned by Mr. Apple.

(11)	Includes 26,347 shares held by an entity that Mr. Sellars may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power. These shares also are shown as beneficially owned by Mr. R. Haynes and Mr. W. Haynes.
(12)	Except as required by law, holders of our Non-Voting Common and Non-Voting Preferred have no right to vote unless dividends are in arrears on that stock, in which case the holders may cast one vote per share in the election of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our equity securities. Based on our review of copies of those reports, our Proxy Statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. During 2003, our Vice Chairman, Frank B. Holding, inadvertently filed two reports after their due dates for purchases of stock by a related party. Each of those reports was filed promptly after it was discovered that it had been overlooked.

PROPOSAL 1:    ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than seven nor more than 28 members and authorize our Board or shareholders to set and change the actual number of our directors from time to time within those limits. Our directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified. The number of directors currently is set at 20, and our current directors named below have been nominated by our Board of Directors for reelection at the Annual Meeting.

Name and age (1)	Positions with FCBank and us (2)	Year first elected (3)	Principal occupation and business experience
Carmen Holding Ames (4)(5) 35	Director	1992	Former assistant, Susan B. Bozeman Designs, Inc. (residential interior design); former office manager, former showroom salesperson, Scalamandre, Inc. (decorative fabrics manufacturer)

Jim B. Apple 51	Our Chairman, President, and Chief Executive Officer; FCBank’s Chairman and Chief Executive Officer	1993	FCBank’s and our executive officer

Richard W. Blackmon * 89	Director	1970	Owner, Richard Blackmon Construction Co. (construction and land development)

Peter M. Bristow (4) 38	Our Executive Vice President and Chief Operating Officer; FCBank’s President and Chief Operating Officer	1999	FCBank’s and our executive officer

George H. Broadrick (5) 81	Director	1972	Retired President, First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company, Raleigh, NC (8)

Walter C. Cottingham * 71	Director	1999	Veterinarian; owner, Cottingham Veterinary Hospital

David E. Dukes * 45	Director	2001	Attorney; managing partner, Nelson Mullins Riley & Scarborough, LLP. (law firm)

Name and age (1)	Positions with FCBank and us (2)	Year first elected (3)	Principal occupation and business experience
M. Craig Garner, Jr. * (6) 55	Director	2004	Attorney; shareholder, McNair Law Firm P.A. (law firm)

William E. Hancock III * 57	Director	1976	President, Hancock Buick/BMW Company (auto dealer)

Robert B. Haynes * (7) 58	Director	1972	Chairman and Vice President, C. W. Haynes and Company, Inc. (mortgage banking and real estate)

Wycliffe E. Haynes * (7) 60	Director	1972	Vice President and Treasurer, C. W. Haynes and Company, Inc. (mortgage banking and real estate)

Lewis M. Henderson * 50	Director	1996	Senior member, Henderson & Associates (certified public accountants) since 1999; previously, partner with Tourville, Simpson & Henderson (certified public accountants)

Frank B. Holding (4)(5) 75	Vice Chairman	1970	Executive Vice Chairman, First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company, Raleigh, NC (8)

Dan H. Jordan * 80	Director	1970	Retired farmer and businessman

Kevin B. Marsh * (6) 48	Director	2004	Senior Vice President of Finance and Chief Financial Officer; SCANA Corporation (public utility holding company)

Charles S. McLaurin III 65	Director; Executive Vice President of FCBank	2001	Executive officer of FCBank

N. Welch Morrisette, Jr. * 82	Director	1970	Retired attorney

E. Perry Palmer * 68	Director	1993	Owner, E. P. Palmer Corporation (funeral service)

William E. Sellars 79	Director	1970	President, C. W. Haynes and Company, Inc. (mortgage banking and real estate)

Henry F. Sherrill 81	Director	1970	Attorney; senior partner, Sherrill and Roof, LLP (law firm)

(1)	Asterisks denote individuals who we believe are “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market.
(2)	Each of our directors also serves as a director of FCBank, and Mr. Cottingham and Mr. McLaurin also serve as directors of Exchange Bank.
(3)	“First elected” refers to the year in which each individual first became one of our directors or, if prior to our organization in 1982, a director of FCBank.
(4)	Mr. Holding is Ms. Ames’ uncle and Mr. Bristow’s father-in-law.
(5)	Certain of our directors also serve as directors of other publicly held companies. Ms. Ames, Mr. Broadrick and Mr. Holding serve as directors of First Citizens BancShares, Inc., Raleigh, NC, and Mr. Holding also serves as a director of Southern BancShares (N.C.), Inc., Mount Olive, NC.
(6)	Mr. Garner and Mr. Marsh were elected as directors by the Board during January 2004 and have been nominated for reelection by shareholders at the Annual Meeting.
(7)	Mr. R Haynes and Mr. W. Haynes are brothers.
(8)	We are affiliated with First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company through common control relationships that are described under the caption “Transactions with Related Parties.”

Our Board of Directors recommends that you vote “FOR” each of the 20 nominees named above. The 20 nominees receiving the highest numbers of votes will be elected.

Director Fees

Each of our directors (with the exception of Mr. Holding, Mr. Sellars, and directors who also serve as executive officers) receive $1,000 for attendance at each meeting of our Board of Directors and $600 for attendance at each meeting of a committee of our Board that is not held in conjunction with a Board meeting. In addition, the Chairman of our Audit Committee receives an annual retainer of $15,000, and each other member of that Committee receives an annual retainer of $5,000.

Our directors (other than those referenced above) who serve as directors of FCBank or Exchange Bank also receive fees from those Banks. FCBank’s directors receive $500 for attendance of each regular meeting, and $600 for attendance at each special meeting, of its Board, and $600 for attendance at each meeting of the Audit, Executive or Trust Committees and certain other committees not held in conjunction with a Board meeting. Directors of Exchange Bank receive $650 per quarter for their service as directors and $650 per quarter for attendance at meetings of that Board’s Executive Committee.

Attendance by Directors at Meetings

Board of Directors Meetings.    Our Board of Directors met four times during 2003. Each person who served as a director during 2003 attended at least 75% of the aggregate number of those meetings and meetings of committees on which he or she served.

Annual Meetings.    Attendance by our directors at Annual Meetings gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our full-time employees and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. Seventeen of our 18 directors then in office attended our last Annual Meeting which was held during April 2003.

Committees

Our Board of Directors has several standing committees, including an Audit Committee and a Nominating Committee which are described below. Our Board does not have a standing compensation committee or any other committee performing an equivalent function. However, as explained below, our executive officers are employed and compensated by FCBank, and its Board of Directors has a Compensation Committee.

Audit Committee

Function.    The Audit Committee acts under a written charter that was revised and reapproved by our Board of Directors during January 2004. Under its revised charter, the Committee, among other things, appoints our independent accountants each year and approves the compensation and terms of engagement of our accountants, approves services proposed to be provided by the independent accountants, and monitors and oversees the quality and integrity of our accounting process and systems of internal controls. The Committee reviews the annual audit report of our independent accountants and reports of examinations by our regulatory agencies, and it generally oversees our internal audit program. A copy of the Audit Committee’s revised charter is attached as an Appendix to this Proxy Statement. The Committee met nine times during 2003.

Members.    In conjunction with the revision of the Audit Committee’s charter during January 2004, the Committee itself was reconstituted and its current members were appointed. The current members are Lewis M. Henderson — Chairman, M. Craig Garner, Jr., and Kevin B. Marsh. Prior to that time, the members of the Committee were Mr. Henderson, George H. Broadrick and David E. Dukes. We believe that each member of the current Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market. At the time the current Committee was appointed, our Board of Directors reviewed the experience and qualifications of each member of the Committee, and the Board believes that Mr. Henderson, the Committee Chairman, is an “audit committee financial expert” as that term is defined by rules of the Securities and Exchange Commission.

Audit Committee Report.    Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2003, the Audit Committee has:

•	reviewed our audited consolidated financial statements for 2003 and discussed them with management;

•	discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

•	received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1; and

•	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

The Audit Committee:

Lewis M. Henderson	M. Craig Garner, Jr.	Kevin B. Marsh

Nominating Committee

Function.    The Nominating Committee makes recommendations to our Board of Directors regarding its selection of nominees for election as directors and of candidates to fill vacancies that occur on the Board from time to time between meetings of shareholders. Our Board has not adopted a written charter for the Committee.

Effective during 2004, The Nasdaq Stock Market has amended its listing standards to require that nominees for election as directors of listed companies be selected, or recommended to those companies’ boards of directors for selection, by committees made up of “independent directors” (as that term is defined in Nasdaq’s rules) or by a majority of the companies’ independent directors. We are not a listed company and are not subject to Nasdaq’s requirements. However, our Board of Directors intends, to the extent practicable, to adopt corporate governance procedures consistent with Nasdaq’s requirements. For that reason, in connection with the Boards’ selection of nominees for election at the Annual Meeting, the Nominating Committee made recommendations to the Board which were reviewed and approved in executive session by our independent directors before being acted upon by the full Board. Our Board of Directors gave final approval of the nominees recommended by the Committee. The nominees for election at the Annual Meeting include two of our current directors who were appointed by the Board as directors during January 2004 and were included in the candidates recommended by the Committee. Those two candidates were first recommended to the Committee by our Chief Executive Officer at the time of their appointment as directors.

The Committee seeks to identify and recommend individuals who have high personal and professional integrity, who demonstrate ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators. In identifying candidates to be recommended to the Board of Directors, the Committee will consider candidates recommended in writing by shareholders. We intend for the Committee to develop procedures to be followed by shareholders who wish to recommend candidates to the Committee (including deadlines for submitting recommendations and information regarding candidates that shareholders should provide with their recommendations). The Committee also may develop other criteria or minimum qualifications for use in identifying candidates, but it has not yet done so.

Members.    The current members of the Nominating Committee are Frank B. Holding — Chairman, Richard W. Blackmon, William E. Sellars and Henry F. Sherrill. We believe that Mr. Blackmon is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market. However, we do not consider Messrs. Holding, Sellars or Sherrill to be independent directors.

Compensation Committee

Function.    Our executive officers serve as officers and employees of and are compensated by FCBank, and they receive no salaries or other separate compensation from us. For that reason, FCBank’s Board of Directors has a Compensation Committee, but our Board of Directors does not have such a committee. FCBank’s Compensation Committee makes recommendations to FCBank’s Board of Directors regarding the compensation paid to its and our Chief Executive Officer and other highly paid executive officers and with respect to other compensation matters. During 2003, the Compensation Committee met four times.

Members.    The current members of the Compensation Committee are George H. Broadrick — Chairman, William E. Sellars, and Henry F. Sherrill, who serve as members of both FCBank’s and our Board of Directors.

Compensation Committee Interlocks and Insider Participation.    Mr. Broadrick also serves as a director of First Citizens BancShares, Inc., Raleigh, North Carolina (“BancShares”), and its bank subsidiary, First-Citizens Bank & Trust Company (“FCB/NC”). Prior to his retirement in 1987, he served as President of both BancShares and FCB/NC, and he currently serves as a consultant to FCB/NC. FCBank and Exchange Bank are parties to agreements with FCB/NC under which FCB/NC provides various services to them, including data and item processing, investment, accounting and management consulting services (including the services of Frank B. Holding as FCBank’s and our Vice Chairman), and services as trustee for FCBank’s pension plan and Section 401(k) plan. During 2003, the aggregate fees paid to FCB/NC for those services were approximately $12,253,000. Additional information regarding the services provided by FCB/NC is contained below under the caption “Transactions with Related Parties.”

Mr. Sellars is President of C. W. Haynes and Company, Inc. and serves as a consultant to FCBank with respect to matters relating to real estate and mortgage lending. FCBank pays $5,596 per month to that company as reimbursement for Mr. Sellars’ services. Mr. Sellars himself does not receive any compensation from FCBank or us for his services as a director or consultant.

Mr. Sherrill provided legal services to us and the Banks during 2003 as our general counsel, and he is expected to continue to provide those services during 2004. During 2003, an aggregate of $267,837 was paid to Mr. Sherrill’s law firm, Sherrill and Roof, LLP, for those services.

Compensation Committee Report on Executive Compensation.    FCBank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. Currently, the types of compensation included in FCBank’s executive compensation program are limited to base salary, annual bonuses under incentive compensation plans, and contributions to the individual accounts of all participating employees (including executive officers) under FCBank’s Section 401(k) salary deferral plan. However, FCBank also provides retirement and other employee benefit and welfare plans customary for companies of its size (including a defined benefit pension plan).

For 2003, the Compensation Committee recommended to FCBank’s Board of Directors a salary amount for FCBank’s Chief Executive Officer and its five other most highly paid executive officers based on its evaluation of the officers’ individual levels of responsibility and performance. FCBank’s Board of Directors made all final decisions regarding the salaries of those executive officers consistent with those recommendations. Senior management was authorized to approve the amounts of salaries paid to other executive officers based on guidelines for salary increases recommended by the Committee and approved by the Board. The performance of individual executive officers and FCBank’s financial performance generally were considered by the Committee and the Board of Directors in connection with setting the salaries for 2003 for the Chief Executive Officer and those other executive officers. However, that process largely was subjective, and there were no specific formulae, objective criteria, or other such mechanisms by which the salary adjustment recommended by the Committee for any executive officer’s salary was tied empirically to that individual’s performance or to FCBank’s financial performance.

Annual incentive bonuses paid for 2003 to all executive officers were determined by formulae recommended by the Compensation Committee and approved by the Board of Directors during January 2003. Under the formula that applied to the executive management incentive plan in which the Chief Executive Officer and other executive officers named in the Summary Compensation Table below were participants, officers could receive bonuses in amounts up to 20% of their year-end base salary rates based on the extent to which specific corporate performance goals were met (relating to FCBank’s deposit growth and our consolidated net income and ratio of net charge-offs to average gross loans), as well as the extent to which they met separate, individual performance goals established for them relating to their particular areas of responsibility. All corporate goals had to be fully met before any bonuses could be paid. If all corporate goals were met, then 50% of the maximum bonus amounts could be paid, and the extent to which the remainder of the maximum bonus amounts would be paid was dependent on the extent to which each officer met his or her individual goals. For 2003, all corporate goals were met and, after reviewing the extent to which individual goals had been met, the Committee made recommendations to FCBank’s Board of Directors regarding the amounts of bonuses to be paid under the plan. The Committee’s recommendations were reviewed and approved by FCBank’s independent directors, meeting in executive session, before they were acted on by the full Board. FCBank’s Board of Directors gave final approval of the amounts of bonuses recommended by the Committee.

Effective during 2004, The Nasdaq Stock Market has amended its listing standards to require that compensation paid to listed companies’ executive officers be determined by committees made up of “independent directors” (as that term is defined in Nasdaq’s rules) or by a majority of the companies’ independent directors. FCBank’s parent company is not a listed company and is not subject to Nasdaq’s requirements. However, the Compensation Committee intends, to the extent practicable, to adopt corporate governance procedures consistent with Nasdaq’s requirements. For that reason, in the future the Committee’s recommendations each year to FCBank’s Board of Directors will be reviewed by the independent directors meeting in executive session, and they will make their own recommendations to FCBank’s full Board of Directors. The full Board will make all final determinations regarding those matters. As described above, that process was applied during January 2004 in connection with approval of the amounts of bonuses paid under the executive management incentive plan for 2003, and it also was used in connection with setting the amounts of salaries to be paid for 2004 to executive officers named in the Summary Compensation Table below.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of FCBank’s or our executive officers receive annual compensation approaching that amount, FCBank’s Board of Directors has not adopted a policy with respect to Section 162(m).

The Compensation Committee:

Henry F. Sherrill	George H. Broadrick	William E. Sellars

Executive Officers

We consider FCBank’s and our officers who are listed below to be our executive officers.

Name and age	Position and previous business experience
Jim B. Apple 51	Our Chairman (since 2002), President (since 1994), and Chief Executive Officer (since 1998), and FCBank’s Chairman (since 2002) and Chief Executive Officer (since 1998); previously served as FCBank’s President (1994-2002)

Frank B. Holding 75	FCBank’s and our Vice Chairman

Peter M. Bristow 38	Our Executive Vice President and Chief Operating Officer (since 2002); FCBank’s President and Chief Operating Officer (since 2002); previously served as FCBank’s Executive Vice President and Chief Operating Officer (1999-2001) and Senior Vice President (1997-1999)

David G. Barnett 44	FCBank’s Executive Vice President (since 1999) and Retail Division Executive (since 1998); previously served as Senior Vice President (1996-1999)

Charles S. McLaurin III 65	FCBank’s Executive Vice President and Retail Division Executive

Name and age	Position and previous business experience
Sharon W. Bryant 42	FCBank’s Executive Vice President (since 2002), Division Executive (since 2001), and Trust and Investor Services Director (since 2000); previously served as Senior Vice President (1999-2002) and Human Resources Director (1999-2000); prior to her employment with FCBank, served as Senior Vice President and Midland Area Executive for First Union National Bank

Charles D. Cook 60	FCBank’s and our Corporate Secretary (since 2002); FCBank’s Executive Vice President (since 2002); previously served as FCBank’s Senior Vice President and Commercial Lending Director

Craig L. Nix 32	Our Executive Vice President, Chief Financial Officer (since 2001) and Treasurer; FCBank’s Executive Vice President and Controller (since 2001); previously served as FCBank’s and our Senior Vice President (1999-2001); prior to his employment with FCBank, served as Audit Manager (1998-1999) and Senior Auditor (1993-1997) for PricewaterhouseCoopers LLP, and Audit Director of Financial Services (1997-1998) for Resource Bancshares Mortgage Group, Inc. (mortgage banking)

Edgar L. Prosser 50	FCBank’s Executive Vice President (since 2002) and Consumer Lending Director; previously served as Senior Vice President and Consumer Lending Director

Jay D. Weir 46	FCBank’s and our Senior Vice President and General Auditor (since 2003); Senior Vice President and Director of Internal Audit (since 2003); and Audit Services Director (since 2002); prior to his employment with FCBank, served as Senior Vice President and Audit Director (1997-2001) and Vice President and Audit Manager (1987-1997) for Wachovia Bank

William A. Loadholdt 44	FCBank’s Executive Vice President and Chief Information Officer (since 2001); prior to his employment with FCBank, served as Senior Vice President and Deposit Services Manager (1999-2001), Senior Vice President and Deposit Encoding Manager (1996-1999), and Senior Vice President and Time Deposits Manager (1994-1996), for Wachovia Bank

Robert B. Frantz, Jr. 42	FCBank’s Executive Vice President and Division Executive (since 2002); previously served as a FCBank’s Senior Vice President and Division Executive (2001-2002) and Senior Vice President and Director of E-Banking (2000-2001); prior to his employment with FCBank, served as Area Vice President for First-Citizens Bank & Trust Company, Raleigh, NC (1994-2000)

Toby W. Goodlett 36	FCBank’s Executive Vice President and Georgia Division Executive (since 2003); previously served as a FCBank’s Senior Vice President and Mortgage Director (2000-2003); prior to his employment with FCBank, served as Vice President and Production Manager of Carolina First Mortgage Company (1996-2000)

Marc H. Johnson 52	FCBank’s Executive Vice President and Commercial Lending Director (since 2002); prior to his employment with FCBank, served as South Carolina Risk Management Executive (1992-2002) and East Region Executive (1987-1992) for Bank of America

Executive Compensation

Cash Compensation.    The following table shows cash and certain other compensation paid to or deferred by our named executive officers for the years indicated. Our executive officers are compensated by FCBank for their services as its officers, and they receive no separate salaries or other cash compensation from us for their services as our officers.

SUMMARY COMPENSATION TABLE
Annual Compensation
Name and principal position	Year	Salary (1)		Bonus	Other annual compensation		All other compensation (3)
Jim B. Apple Chairman and Chief Executive Officer	2003 2002 2001	$386,253 354,383 329,688		$72,088 61,202 48,094	(2 (2 (2	) ) )	$14,153 10,662 10,261

Peter M. Bristow President and Chief Operating Officer of FCBank	2003 2002 2001	248,750 222,073 187,469		47,940 44,851 27,439	(2 (2 (2	) ) )	10,679 8,633 8,191

William A. Loadholdt Executive Vice President and Chief Information Officer of FCBank	2003 2002 2001	229,002 218,757 58,574	(4)	41,327 69,002 25,000	(2 (2 (2	) ) )	10,325 8,427 -0-

Charles S. McLaurin III Executive Vice President of FCBank	2003 2002 2001	214,880 204,089 191,475		38,063 33,123 29,839	(2 (2 (2	) ) )	9,647 9,094 8,200

Craig L. Nix Executive Vice President and Chief Financial Officer	2003 2002 2001	190,785 159,855 145,224		38,660 32,138 23,002	(2 (2 (2	) ) )	8,223 7,264 6,538

(1)	Includes amounts of salary deferred at each officer’s election under our Section 401(k) and deferred compensation plans.
(2)	In addition to compensation paid in cash, the Banks’ and our executive officers receive various personal benefits. The value of those non-cash benefits received each year by each named officer did not exceed 10% of his cash compensation for that year.
(3)	The 2003 amounts consist of matching contributions on behalf of each named officer to our Section 401(k) plan, and portions of the interest accrued on other deferred compensation, respectively, as follows: Mr. Apple — $9,020 and $5,133; Mr. Bristow—$9,117 and $1,562; Mr. Loadholdt—$9,310 and $1,015; Mr. McLaurin—$9,302 and $345; and Mr. Nix—$8,091 and $132.
(4)	Mr. Loadholdt was first employed by FCBank during 2001.

Pension Plan.    The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits currently payable to a participant at normal retirement age under our qualified defined benefit pension plan (the “Pension Plan”) based on federal tax laws currently in effect.

	Years of Service
Final Average Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$100,000	$15,492	$23,237	$30,983	$38,729	$46,475	$54,220	$60,220
125,000	20,117	30,175	40,233	50,291	60,350	70,408	77,908
150,000	24,742	37,112	49,483	61,854	74,225	86,595	95,595
175,000	29,367	44,050	58,733	73,416	88,100	102,783	113,283
200,000	33,992	50,987	67,983	84,979	101,975	118,970	130,970
225,000	33,992	50,987	67,983	84,979	101,975	118,970	130,970
250,000	33,992	50,987	67,983	84,979	101,975	118,970	130,970
275,000	33,992	50,987	67,983	84,979	101,975	118,970	130,970
300,000	33,992	50,987	67,983	84,979	101,975	118,970	130,970
350,000	33,992	50,987	67,983	84,979	101,975	118,970	130,970

Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Those benefits will be actuarially increased or decreased if benefit payments begin after or before age 65. A participant’s annual compensation covered by the Pension Plan includes base salary. A participant’s benefits under the Pension Plan are based on his or her years of service and “final average compensation,” which is the participant’s highest average covered compensation for any five consecutive years during his or her last ten complete calendar years as a Pension Plan participant. However, under current tax laws, $205,000 is the maximum amount of annual compensation for 2004 that can be included for purposes of calculating a participant’s final average compensation, and the maximum annual benefit that may be paid to a retiring participant is $165,000. In the case of participants who begin receiving benefits before or after age 65, the maximum permitted benefit is actuarially adjusted. The maximum years of credited service that may be counted in calculating benefits under the Pension Plan is 40 years.

The credited years of service and final average compensation, respectively, as of January 1, 2004, for each of the executive officers named in the Summary Compensation Table above are as follows: Mr. Apple—11 years and $200,000; Mr. Bristow—12 years and $179,157; Mr. Loadholdt—2 years and $200,000; Mr. McLaurin—39 years and $189,999; and Mr. Nix—4 years and $159,343.

Post-retirement Consulting Agreements.    FCBank is party to separate agreements with certain of its senior officers under which FCBank has agreed to make monthly payments to the officers for a period of ten years following their retirement at age 65, or at another age agreed upon between FCBank and the officer. In return for those payments, each officer has agreed to provide limited consulting services to, and not to “compete” (as defined in the agreements) against, FCBank during the payment period. If an officer dies prior to retirement, or during the payment period following retirement, the payments due under his or her agreement will be paid to the officer’s designated beneficiary or estate. The amounts of monthly payments provided for in the agreements currently in effect between FCBank and executive officers named in the Summary Compensation Table above are as follows: Mr. Apple—$7,500; Mr. Bristow—$4,792; Mr. McLaurin—$4,313 and Mr. Nix—$3,399.

Performance Graph

The following line graphs compare the cumulative total shareholder return (“CTSR”) on our Common Stock during the previous five years with the CTSR over the same measurement period for the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes that $100 was invested on December 31, 1998, and that dividends are reinvested in additional shares.

Comparison of Five-Year Cumulative Total Shareholder Return

among our Common Stock, the Nasdaq-US Index, and the Nasdaq Banks Index

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
< Our Common Stock	$100	79	66	76	103	140
☐ Nasdaq Banks Index	$100	96	110	119	122	157
• Nasdaq-US Index	$100	185	112	89	61	92

Transactions with Related Parties

FCBank, Exchange Bank and Citizens Bank have had, and expect to have in the future, banking transactions in the ordinary course of their business with certain of their and our current directors, nominees for director, executive officers, principal shareholders, and their associates. All loans included in those transactions during 2003 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

FCBank and Exchange Bank are parties to contracts with First-Citizens Bank & Trust Company, Raleigh, North Carolina (“FCB/NC”), under which FCB/NC provides them with data and item processing, investment, accounting and management consulting services (including the services of Frank B. Holding as FCBank’s and our Vice Chairman), and services as trustee for FCBank’s Pension Plan and Section 401(k) plan. Aggregate fees paid to FCB/NC for all those services during 2003 totaled approximately $12,253,000, including amounts paid to reimburse FCB/NC for Mr. Holding’s services. Mr. Holding receives no salary, director’s fees or other compensation from us or FCBank for his services. FCB/NC is the wholly-owned subsidiary of First Citizens BancShares, Inc. (“BancShares”). Mr. Holding, one of FCBank’s and our directors, and one of our principal shareholders, and Lewis R. Holding, one of our principal shareholders, are directors and executive officers of BancShares and FCB/NC and also are principal shareholders of BancShares. George H. Broadrick and Carmen Holding Ames, who are our directors and directors of FCBank, also are directors of BancShares and FCB/NC. Based on comparisons of the terms of the contracts in previous years with terms available from other providers of the services we obtain from FCB/NC, we believe the terms of the contracts with FCB/NC, including prices, are no less favorable to FCBank and Exchange Bank than they could obtain from an unrelated provider.

David E. Dukes, one of our directors, is an attorney and serves as managing partner of Nelson Mullins Riley & Scarborough, LLP. That firm provided legal services to us and the Banks during 2003 and is expected to continue to provide us with services during 2004.

During 2003, and in connection with the construction or renovation of several of its office facilities, FCBank used the services of an interior design firm in which Claire H. Bristow is a principal. Ms. Bristow is the spouse of Peter M. Bristow, one of our executive officers, and the daughter of Frank B. Holding, our Vice Chairman and one of our principal shareholders. FCBank paid that firm an aggregate of $8,885 for its services and $78,280, net of sales taxes, for furniture and fixtures acquired for FCBank by the firm.

Other relationships or transactions between us or FCBank and our directors or their related parties are described above under the caption “Compensation Committee Interlocks and Insider Participation.”

INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

PricewaterhouseCoopers LLP served as our independent accountants for 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

Our Audit Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants each year and to approve the compensation and terms of the engagement of our accountants. The Committee has appointed PricewaterhouseCoopers LLP to serve as our independent accountants for another year.

Services and Fees During 2002 and 2003

As our independent accountants for 2002 and 2003, PricewaterhouseCoopers LLP provided various audit and other services for which we were billed for fees as further described below. Except as described below, under its current procedures the Audit Committee specifically pre-approves all services provided by our accountants. In the case of tax services and other permissible non-audit services, the Committee pre-approves the provision of those services up to specified amounts of fees, and it delegates authority to its Chairman to approve services in addition to those amounts. Any approval of additional services by the Chairman is communicated to the full Committee at its next regularly scheduled meeting.

Our Audit Committee has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect PricewaterhouseCoopers LLP’s independence.

Audit Fees.    For 2002 and 2003, PricewaterhouseCoopers LLP audited our consolidated financial statements which are included in our Annual Reports on Form 10-K, reviewed the condensed interim financial statements included in our Quarterly Reports on Form 10-Q, and provided various other audit services. The aggregate amount of fees for those services was $156,630 for 2002 and $245,460 for 2003.

Audit-Related Fees.    For 2002 and 2003, PricewaterhouseCoopers LLP provided us with audit-related services consisting of audits of employee benefit plans for which the aggregate amount of fees was $43,756 for 2002 and $13,000 for 2003.

Tax Fees.    For 2002 and 2003, PricewaterhouseCoopers LLP provided us with consultations regarding general tax matters for which the aggregate amount of fees was $22,940 for 2002 and $75,890 for 2003.

All Other Fees.    During 2002 and 2003, PricewaterhouseCoopers LLP provided no services other than those listed above.

PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal of a shareholder which is intended to be presented for action at our 2005 Annual Meeting must be received by us in writing at our main office in Columbia, South Carolina, no later than November 22, 2004, to be considered timely received for inclusion in the Proxy Statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of the shares of our stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal intended to be presented at our 2005 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by us at our main office in Columbia, South Carolina, no later than February 7, 2005, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

ADDITIONAL INFORMATION

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns, complaints and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

First Citizens Bancorporation, Inc.

c/o Charles D. Cook, Corporate Secretary

Post Office Box 29

Columbia, South Carolina 29202

You also may send them by email to charles.cook@firstcitizensonline.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients. Communications that involve specific complaints from a customer of one of the Banks relating to a deposit, loan or other financial relationship or transaction also will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Annual Report on Form 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission. FCBank’s Internet website (www.fcbsc.com) contains a link to the Securities and Exchange Commission’s website (www.sec.gov) where you may obtain copies of our reports free of charge after they have been filed.

A copy of our 2003 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, will be provided without charge upon the written request of any shareholder entitled to vote at the Annual Meeting. Requests for copies should be directed to Charles D. Cook, Corporate Secretary, First Citizens Bancorporation, Inc., Post Office Box 29, Columbia, South Carolina 29202, telephone 803-733-2036.

Appendix A

First Citizens Bancorporation, Inc.

Audit Committee Charter

Purpose

The Audit Committee is appointed by the Board of Directors of First Citizens Bancorporation, Inc. (the “Board”) to monitor and oversee (1) the integrity of the Company’s financial statements, (2) audits of the Company’s financial statements and the independent auditor’s qualifications, independence and performance, (3) the performance of the Company’s Internal Audit function, (4) the Company’s accounting and financial reporting processes, and (5) the Company’s compliance with legal and regulatory requirements.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Except to the extent otherwise permitted by rules, regulations and listing requirements of the Securities and Exchange Commission (the “SEC”), The Nasdaq Stock Market (“Nasdaq”), and the Federal Deposit Insurance Corporation (the “FDIC”), each member of the Audit Committee shall: (1) be an “independent director” as that term is defined in the SEC’s rules and regulations and in Nasdaq’s listing requirements; (2) be “independent of management” as that term is defined by the FDIC’s rules and regulations, (3) be able to read and understand fundamental financial statements (including the Company’s balance sheet, income statement and cash flow statement), and (4) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. At least one member of the Audit Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which, in the view of the Board, results in that member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and at least two members of the Audit Committee shall have “banking or related financial management expertise” as defined by the FDIC by virtue of having significant executive, professional, educational or regulatory experience in financial, auditing, accounting or banking matters. The Board may, from time to time, impose other eligibility requirements for service on the Audit Committee.

The members of the Audit Committee shall be elected each year by the Board for terms of one year or until their successors shall be elected and qualified. However, committee members shall serve at the pleasure of and may be removed at any time by the Board, and the term of a member shall immediately terminate if the member dies, resigns, or ceases to be a Director.

Meetings

The Audit Committee shall meet as often as it determines necessary, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint, retain or replace the independent auditor, and it shall be directly responsible for determining the compensation and oversight of the work of the independent auditor and for resolution of disagreements between management and the independent auditor regarding financial reporting or other matters. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit

Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members where appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and to any advisors employed by the Audit Committee.

To the extent permitted by regulations of the FDIC, and in lieu of having separate audit committees of the boards of the Company’s subsidiary banks, the Audit Committee shall perform, for the Company’s subsidiary banks, the services, functions, and duties required by the FDIC for Audit Committees of insured depository institutions.

The Audit Committee shall maintain minutes of its meetings and make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Each year the Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement over the names of the individual committee members.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited consolidated financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly consolidated financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s consolidated financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letters or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management, the senior internal audit executive, and the independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures or reports made by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about (a) the effectiveness of the Company’s disclosure controls and procedures, (b) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls, (c) any change in the Company’s internal control over financial reporting that occurred during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and (d) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

10.	Review management’s report on its responsibilities for and assessment of the effectiveness of the internal control structure and compliance with safety and soundness laws and regulations as designated by the FDIC.

Oversight of the Company’s Relationship with the Independent Auditor

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

12.	Receive the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1, and discuss the independence of the auditor with that firm.

13.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

14.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

15.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

17.	Ensure that the internal audit function reports functionally to the Audit Committee.

18.	Review the appointment, performance, and replacement of the senior internal auditing executive.

19.	Review the significant reports to management prepared by internal auditing and management’s responses.

20.	Discuss with the independent auditor and management the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

21.	Obtain from the independent auditor assurance that it has no information to report pursuant to Section 10A(b) of the Securities Exchange Act of 1934.

22.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor with respect to matters relating to compliance by the Company and its subsidiaries with applicable legal requirements and the Company’s Code of Conduct and Ethics. Review and approve reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics.

23.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24.	Discuss with management and the independent auditor any correspondence with regulators or government agencies that raise material issues regarding the Company’s financial statements, accounting policies, or compliance with applicable laws and regulations.

25.	Review supervisory examination reports of state and federal agencies together with management’s response to such examinations.

26.	Be promptly notified of any suspicious activity report filed, and review to the extent deemed necessary by the Committee, any such reports.

27.	Discuss with the Company’s General or Special Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

28.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing laws and regulations as the Audit Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

FIRST CITIZENS BANCORPORATION, INC.

1225 Main Street

Post Office Box 29

Columbia, South Carolina 29202

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jim B. Apple, Peter M. Bristow and Charles D. Cook (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the voting securities of First Citizens Bancorporation, Inc. (“Bancorp”) held of record by the undersigned on March 3, 2004, at the Annual Meeting of Shareholders of Bancorp to be held in the first floor lobby of 1225 Lady Street, Columbia, South Carolina at 2:00 p.m. on April 22, 2004, or at any adjournments of the meeting. The undersigned directs that shares represented by this appointment of proxy be voted as follows:

1.	ELECTION OF DIRECTORS: Proposal to elect 20 directors of Bancorp for one-year terms.

☐ FOR all nominees listed below (except as indicated otherwise on the line below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	C. H. Ames; J. B. Apple; R. W. Blackmon; P. M. Bristow; G. H. Broadrick; W. C. Cottingham; D. E. Dukes; M. C. Garner; W. E. Hancock III; R. B. Haynes; W. E. Haynes; L. M. Henderson; F. B. Holding; D. H. Jordan; K. B. Marsh; C. S. McLaurin III; N. W. Morrisette, Jr.; E. P. Palmer; W. E. Sellars; and H. F. Sherrill

Instruction:	To withhold authority to vote for any individual nominee(s), write the nominee’s name(s) on the line below.

2.	OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Please date and sign this appointment of proxy on the reverse side and return it to Bancorp in the enclosed envelope.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, the Proxies may vote shares represented by this appointment of proxy “FOR” the election of each nominee listed in Proposal 1 above by casting an equal number of votes for each such nominee. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. If cumulative voting is in effect in the election of directors, the Proxies may, at their discretion, cumulate the votes represented by the shares to which this appointment of proxy relates and cast them on a basis other than equally for the nominees named in Proposal 1 (or their substitutes) and for less than all such nominees, but in a manner which would tend to elect the greatest number of those nominees (or their substitutes) as the number of votes cast by them would permit. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with Bancorp’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Please sign below exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

Dated , 2004

(Signature)

(Signature if held jointly)

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.